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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                        Date of Report: January 2, 1998

               Date of Earliest Event Reported: December 19, 1997



                       VALLEY NATIONAL GASES INCORPORATED
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             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
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         (State or other jurisdiction of incorporation or organization)

          000-29226                                    23-2888240
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  (Commission File Number)                (I.R.S. Employer Identification No.)

                 67 43rd Street, Wheeling, West Virginia 26003
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          (Address of principal executive office, including zip code)

                                 (304) 232-1541
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              (Registrant's telephone number, including area code)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

                  On December 19, 1997, Valley National Gases Incorporated completed its previously announced acquisition of the industrial gas and welding supply distribution business of Buckeye Welder Services, Inc. ("Buck-Weld") The aggregate consideration for specified assets of Buck-Weld was $9.8 million, which was paid in cash at the closing. Funds for the cash payment were borrowed under Valley's existing credit facility. Valley also assumed operating liabilities of Buck-Weld of approximately $1.0 million, including approximately $0.3 million of bank debt of Buck-Weld as part of the transaction.

                  Buck-Weld has two locations located in Hilliard and Lima, Ohio. Buck-Weld has annualized sales of approximately $7.8 million. The business acquired offers a full range of products, including industrial gases, welding supplies, arc equipment, safety supplies and propane to a broad and established customer base.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

               Not applicable.

         (b)   PRO FORMA FINANCIAL INFORMATION.

               Not Applicable.

         (c)   EXHIBITS.

               2.1 Purchase and Sale Agreement dated December 19, 1997 among Buckeye Welder Services, Inc., George B. Ward, Valley National Gases, Inc., and West Rentals, Inc.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            VALLEY NATIONAL GASES INCORPORATED



                                            By: /s/ Robert D. Scherich
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                                                Robert D. Scherich
                                                Chief Financial Officer



Date: January 2, 1998